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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

Contact:  Boyd Gentry, Senior Vice President and Treasurer
          Tel:  678-443-6872

                MARINER POST-ACUTE NETWORK(R) AND MARINER HEALTH
              GROUP, INC. ANNOUNCE THE CONFIRMATION OF THEIR JOINT
                 PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT

                 - Name to Change to Mariner Health Care, Inc. -

         ATLANTA - April 10, 2002 - Mariner Post-Acute Network, Inc. and Mariner Health Group, Inc. announced today that on April 3, 2002, the United States Bankruptcy Court for the District of Delaware entered an order confirming their joint plan of reorganization originally filed with the Court on November 30, 2001, as amended.

         Under the terms of the amended joint plan, upon the companies' emergence from Chapter 11, the capital structure of both companies will be combined, and Mariner Post-Acute Network, Inc. will change its name to Mariner Health Care, Inc. The holders of both companies' prepetition senior secured debt will receive, on an aggregate basis, approximately 96% of the primary shares of common stock of the reorganized company, notes and cash distributions as specified in the joint plan. General unsecured creditors of Mariner Post-Acute Network and holders of Mariner Post-Acute Network's senior subordinated notes will receive, on an aggregate basis, approximately 4% of the primary shares of common stock of the reorganized company and warrants exercisable for 753,786 shares of common stock with a per share exercise price of $28.02. General unsecured creditors of Mariner Health Group and holders of Mariner Health Group's senior subordinated notes will receive cash distributions from a fund established for their benefit as specified in the joint plan. Current holders of Mariner Post-Acute Network's equity securities (including option holders) will not receive any distribution under the joint plan of reorganization, and such securities will be cancelled.

         The specific terms of the exit financing described in the joint plan are currently being negotiated by the Company and a group of financial institutions. The ability of both Mariner Post-Acute Network and Mariner Health Group to emerge from bankruptcy is subject to satisfying all of the conditions necessary to close the exit financing and meeting all other conditions specified in the joint plan, which is currently anticipated to occur in May 2002.

         "The Court's entering of the confirmation orders represents a significant milestone in our efforts toward reorganizing in a way that will allow Mariner to


                                    - more -
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MARINER POST-ACUTE NETWORK(R) AND MARINER HEALTH GROUP, INC.
ANNOUNCE THE CONFIRMATION OF THEIR JOINT PLAN OF
REORGANIZATION BY THE BANKRUPTCY COURT
PAGE TWO

continue to meet the needs of our residents and patients," commented CHRIS WINKLE, President and CEO of the organization. "I am extremely pleased that we are approaching final closure of the bankruptcy process. Our reorganized company will be well structured to enhance Mariner's reputation as an industry leader in providing long term care services," Winkle added.

         Headquartered in Atlanta, Mariner Post-Acute Network presently operates over 300 inpatient and assisted living facilities representing approximately 38,000 beds across the country as well as 13 long term acute care hospitals.

         Certain statements contained in this release may contain forward-looking information with respect to plans, projections or future performance of Mariner Post-Acute Network, Inc. By their nature, forward-looking statements involve certain risks and uncertainties including, but not limited to, the ability of the companies to implement the joint plan as described above and other risks detailed in Mariner Post-Acute Network's filings with the Securities and Exchange Commission.

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